Andersen Andersen & Strong, L.C.
Certified Public Accountants and Business Consultants
Member SEC Practice Section of the AICPA

                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                         Telephone: 801-486-0096
                                                             Fax:   801-486-0098
                                                      E-mail K Andersen @msn.com








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                                                               November 21, 2000



Wichita Development Corporation,
formerly known as Cyberbotanical, Inc.
268 West 400 South, Suite 300
Salt Lake City, Utah

We do hereby consent to the use of our audit report as of and for the years ended December 31, 1999 and 1998 dated February 3, 2000 in the Form SB-2 Registration Statement of Wichita Development Corporation dated November 21, 2000.


                                                  /s/ Andersen Andersen & Strong
                                                 -------------------------------
                                                      Andersen Andersen & Strong














         A member of ACF International with affiliated offices worldwide





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